UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (833) 900-5366

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KDMN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01	Other Events.

On March 10, 2021, Kadmon Holdings, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (the “FDA”) has extended the review period for the New Drug Application (“NDA”) for belumosudil for the treatment of chronic graft-versus-host disease. In a notice received from the FDA on March 9, 2021, the Company was informed that the Prescription Drug User Fee Act (“PDUFA”) goal date for its Priority Review of belumosudil has been extended to August 30, 2021.

The FDA extended the PDUFA date to allow time to review additional information submitted by Kadmon in response to a recent FDA information request. The submission of the additional information has been determined by the FDA to constitute a major amendment to the NDA, resulting in an extension of the PDUFA date by three months.

The NDA for belumosudil was originally accepted for filing in November 2020 under the FDA’s Priority Review program with a six-month review period.

The Company’s press release, dated March 10, 2021 (the “Press Release”), announcing the extension in the PDUFA goal date is filed with this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Kadmon Holdings, Inc., dated March 10, 2021
104	Cover Page Interactive Data (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: March 10, 2021	/s/ Harlan W. Waksal
Harlan W. Waksal, M.D.
President and Chief Executive Officer